Exhibit 99.1

MOLSON COORS BREWING COMPANY

SUMMARY OF OPERATIONS - CONSOLIDATED

3rd QUARTER 2005

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25,	September 26,	September 25,	September 26,
(In thousands, except per share amounts)	2005	2004	2005	2004

Barrels of beer and other beverages sold	12,837	8,559	33,729	24,419

Sales	$2,210,188	$1,487,828	$5,837,783	$4,272,841
Beer excise taxes	(613,326)	(383,522)	(1,565,463)	(1,094,330)
Net sales	1,596,862	1,104,306	4,272,320	3,178,511

Costs and expenses:
Cost of goods sold	(935,426)	(688,384)	(2,575,773)	(2,003,152)
Gross profit	661,436	415,922	1,696,547	1,175,359

Marketing, general and administrative	(465,461)	(312,018)	(1,285,173)	(917,857)
Special charges - net	(33,493)	—	(161,866)	—
Operating income	162,482	103,904	249,508	257,502

Other (expense) income - net	(6,405)	5,903	(9,393)	5,883
Interest expense - net	(40,232)	(12,268)	(102,105)	(40,831)
Income before income taxes	115,845	97,539	138,010	222,554
Income tax expense	(7,372)	(29,430)	(29,097)	(69,658)
Income before minority interest	108,473	68,109	108,913	152,896
Minority interest	(275)	(3,967)	3,647	(11,878)
Net income (1)	$108,198	$64,142	$112,560	$141,018

Net income per share (basic)	$1.27	$1.72	$1.45	$3.81
Net income per share (diluted)	$1.26	$1.68	$1.44	$3.74

Weighted average number of shares o/s (basic) (2)	85,323	37,341	77,405	37,054
Weighted average number of shares o/s (diluted)	85,900	38,125	78,059	37,754

Cash dividends declared per share	$0.32	$0.205	$0.96	$0.615

(1) Purchase accounting, which is preliminary as of September 25, 2005, could result in additional income or loss that these results do not reflect on an annualized basis when finalized in subsequent reporting periods.

(2) Shares outstanding at December 26, 2004, totaled 37.7 million and were 85.3 million at September 25, 2005, largely as a result of the merger.

NOTE:  All results prior to February 9, 2005, exclude Molson Inc., which merged with Adolph Coors Company on that date.

MOLSON COORS BREWING COMPANY

SUMMARY OF OPERATIONS - CANADA

3rd QUARTER 2005

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25,	September 26,	September 25,	September 26,
(In thousands)	2005	2004	2005	2004

Barrels of beer and other beverages sold	2,398	—	5,490	—

Sales	$635,191	$17,765	$1,445,813	$44,959
Beer excise taxes	(149,725)	—	(325,423)	—
Net sales	485,466	17,765	1,120,390	44,959

Costs and expenses:
Cost of goods sold	(233,297)	—	(586,111)	—
Gross profit	252,169	17,765	534,279	44,959

Marketing, general and administrative	(113,968)	403	(273,065)	637
Operating income	138,201	18,168	261,214	45,596

Other expense - net	(6,953)	—	(6,953)	—
Interest income - net	—	—	—	—
Earnings before income taxes	$131,248	$18,168	$254,261	$45,596

MOLSON COORS BREWING COMPANY

SUMMARY OF OPERATIONS - UNITED STATES

3rd QUARTER 2005

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25,	September 26,	September 25,	September 26,
(In thousands)	2005	2004	2005	2004

Barrels of beer and other beverages sold	6,077	5,883	17,205	16,802

Sales	$766,389	$738,887	$2,192,293	$2,107,927
Beer excise taxes	(108,529)	(105,077)	(307,478)	(300,625)
Net sales	657,860	633,810	1,884,815	1,807,302

Costs and expenses:
Cost of goods sold	(403,203)	(381,657)	(1,144,624)	(1,098,618)
Gross profit	254,657	252,153	740,191	708,684

Marketing, general and administrative	(186,371)	(192,283)	(561,009)	(554,568)
Special charges	(37,115)	—	(54,561)	—
Operating income	31,171	59,870	124,621	154,116

Other (expense) income - net	(1,163)	6,178	(1,105)	8,461
Interest income - net	—	—	—	—
Earnings before income taxes	$30,008	$66,048	$123,516	$162,577

MOLSON COORS BREWING COMPANY

SUMMARY OF OPERATIONS - EUROPE

3rd QUARTER 2005

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25,	September 26,	September 25,	September 26,
(In thousands)	2005	2004	2005	2004

Barrels of beer and other beverages sold	2,767	2,676	7,418	7,618

Sales	$664,077	$731,176	$1,888,933	$2,119,955
Beer excise taxes	(282,965)	(278,445)	(774,402)	(793,705)
Net sales	381,112	452,731	1,114,531	1,326,250

Costs and expenses:
Cost of goods sold	(245,722)	(306,727)	(736,732)	(904,534)
Gross profit	135,390	146,004	377,799	421,716

Marketing, general and administrative	(107,109)	(109,438)	(329,570)	(335,551)
Special charges	(561)	—	(960)	—
Operating income	27,720	36,566	47,269	86,165

Other expense - net	(2,487)	(900)	(9,080)	(2,894)
Interest income - net	3,150	3,757	10,108	11,828
Earnings before income taxes	$28,383	$39,423	$48,297	$95,099

MOLSON COORS BREWING COMPANY

SUMMARY OF OPERATIONS - BRAZIL

3rd QUARTER 2005

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25,	September 26,	September 25,	September 26,
(In thousands)	2005 (1)	2004	2005 (1)	2004

Barrels of beer and other beverages sold	1,595	—	3,616	—

Sales	$141,871	$—	$308,084	$—
Beer excise taxes	(72,107)	—	(158,160)	—
Net sales	69,764	—	149,924	—

Costs and expenses:
Cost of goods sold	(52,923)	—	(108,025)	—
Gross profit	16,841	—	41,899	—

Marketing, general and administrative	(34,081)	—	(70,024)	—
Special charges	—	—	(46,710)	—
Operating loss	(17,240)	—	(74,835)	—

Other income - net	492	—	175	—
Interest expense	(7,263)	—	(18,254)	—
Loss before income taxes	$(24,011)	$—	$(92,914)	$—

(1) The Brazil segment’s results are reported from February 9, 2005, the effective date of the merger with Molson, Inc. The Brazil segment is reported one month in arrears.  Accordingly, the amounts above represent results for the period from February 9, 2005 through August 31, 2005.

MOLSON COORS BREWING COMPANY

SUMMARY OF OPERATIONS - CORPORATE

3rd QUARTER 2005

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 25,	September 26,	September 25,	September 26,
(In thousands)	2005	2004	2005	2004

Barrels of beer and other beverages sold	—	—	—	—

Sales (1)	$2,660	$—	$2,660	$—
Beer excise taxes	—	—	—	—
Net sales (1)	2,660	—	2,660	—

Costs and expenses:
Cost of goods sold (1)	(281)	—	(281)	—
Gross profit	2,379	—	2,379	—

Marketing, general and administrative	(23,932)	(10,700)	(51,505)	(28,375)
Special charges	4,183	—	(59,635)	—
Operating loss	(17,370)	(10,700)	(108,761)	(28,375)

Other income - net	3,706	625	7,570	316
Interest expense - net	(36,119)	(16,025)	(93,959)	(52,659)
Loss before income taxes	$(49,783)	$(26,100)	$(195,150)	$(80,718)

(1) The amounts shown are reflective of revenues and costs associated with the Company’s intellectual property, including trademarks and brands.  Prior period amounts have not been reclassified due to immateriality.